Exhibit 10.10
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO: Delta Coal LLC	Supplement No.	3
95 White Bridge Road	Date	November 12, 2008
Nashville Tn 37205	Group No.	612
	Contract No.	40668
	Plant	Various
	Name of Mine	Big Run
Attention Mr. Tate Rich
This confirms the agreement reached between the parties relative to freeze proofing.
1.	Unless TVA notifies contractor otherwise, anytime the temperature at contractor’s loading facility is below 27 degrees Fahrenheit during the loading process, contractor will apply approximately 2 pints of a TVA Approved Freeze Proof Agent to each ton of coal being loaded into railcars for shipment to TVA. The exception to this rule applies in the event a cooling period is moving into the area in 48 hours, dropping the temperature for an extended period of time.

2.	The cost to TVA for coal treated will be $2.00 per gallon, $.50 per 2 pint application.

3.	The cost to TVA for applying side release will be $1.52 per gallon, $.19 per 1 pint application (Based on TVA notification to apply side release on a as requested basis).

4.	Contractor will invoice separately for the cost applying the Freeze Proof Agent to the coal treated. Each shipment treated must state being treated on each Train Manifest. Each Invoice for treatment will have the appropriate shipment ID’s.

5.	Contractor will send all invoices to
Eddie Spicer
Tennessee Valley Authority
1101 Market Street (MR 2A)
Chattanooga, Tennessee 37402
All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.

In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer

	Signature	Eddie Spicer Fuel Contract Administrator

President	/s/

Title	Contract Support Specialist

11/24/08	/s/

Date	Manager of Coal Supply